Exhibit 10.21

NOTE:  Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”).  Such portions have been redacted and are marked with a “[***]” in place of the redacted language.  The redacted information has been filed separately with the Commission.

THIRD AMENDMENT TO

LICENSE AGREEMENT

                This is the Third Amendment to the License Agreement (the “Agreement”) between Sangamo BioSciences, Inc. (“Sangamo”) and Baxter Healthcare Corporation (“Baxter”), dated January 11, 2000.  This Third Amendment shall be effective as of August 14, 2003.

RECITALS

                WHEREAS, the Agreement was assigned by Baxter to Edwards Lifesciences LLC (“Edwards”) pursuant to a Reorganization Agreement between Baxter International Inc. and Edwards Lifesciences Corporation dated March 31, 2000;

                WHEREAS, a First Amendment to the License Agreement (“First Amendment”) was entered into by Sangamo and Edwards effective October 16, 2001; and

WHEREAS, a Second Amendment to the License Agreement (“Second Amendment”) was entered into by Sangamo and Edwards effective November 14, 2002.

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.             Delete paragraph 4.2.2 from the Second Amendment to the License Agreement and insert the following new paragraph 4.2.2:

                4.2.2  Within thirty (30) days of the first achievement of each of the following research and development milestones, EDWARDS shall pay to SANGAMO the following milestone payments:

                (a)           One million four hundred thousand dollars ($1,400,000) upon delivery to EDWARDS by SANGAMO of data satisfactory to both Parties demonstrating the development of a lead ZFP therapeutic product candidate and supporting pre-clinical data in a therapeutically-relevant angiogenesis animal model;

                (b)           Fifty thousand dollars ($50,000) upon completion and delivery of the items specified in Paragraph 5.1(b) as more specifically set out in the Second Amended Schedule 2 attached hereto, and demonstration of efficacy in a pivotal animal study.  This study is to be defined after the pilot study data analysis and consultation with the FDA;

                (c)           Fifty Thousand Dollars ($50,000) upon completion and delivery of the items specified in Schedule 3 attached hereto;

                (d)           Four Hundred Thousand Dollars ($400,000) upon the completion and delivery to EDWARDS of the research vector constructs (other than the VOP32E clinical construct) developed by SANGAMO, together with the associated cloning designs and vector map reports, provided that such payment shall be due no earlier than January 15, 2004.

2.  Delete Amended Schedule 2 and insert the attached Second Amended Schedule 2.

3.             The Agreement, as amended in the First Amendment, the Second Amendment  and this Third Amendment, together with the Research Funding Agreement between SANGAMO and EDWARDS dated January 11, 2000, as amended in the First Amendment thereto, represent the entire agreement between the parties with respect to its subject matter and supersede all prior agreements and understandings between the parties.

4.             All other terms and conditions shall remain the same.

EDWARDS LIFESCIENCES LLC	SANGAMO BIOSCIENCES, INC.

Name:	Name:

Title:	Title:

Date:	Date:

Second Amended Schedule 2 to License Agreement

(Exhibit B to Research Funding Agreement)

Development of  *** and *** lots for preclinical use containing a ZFP transgene construct which upregulates VEGF-A in humans.

Q1-Q4 2003 (Sangamo specific activities and costs)

1.               *** data analysis from animal studies through the pivotal animal study with a target turnaround of two weeks.

2.               Finalized reports on ***.  The format and content is flexible but in sufficient detail and quality to be referenced in IND filings.

3.               Animal study reports from the studies performed through Q1 2003.  The format and content is flexible but in sufficient detail and quality to be referenced in IND filings.

4.               Storage and formulation of *** and *** as needed to support animal studies through pivotal animal study.

5.               Technology/materials transfer to GMP analytical and manufacturing facility to produce, test, and qualify investigational product. No GMP analytical validation or manufacturing need take place at Sangamo.

*** Certain information on this page has been omitted and filed separately with the Commission pursuant to a request for Confidential Treatment.

Schedule 3 to License Agreement

(Exhibit C to Research Funding Agreement)

Development of *** and *** lots for preclinical use containing a ZFP transgene construct which down-regulates Phospholamban (PLN) by ZFPs in cell models.

Q1 2003 (Sangamo specific activities and costs)

1. Progress report of ZFP development which may include design considerations, candidate ZFPs, gene assay development, cell screening, and Dnase1 accessibility mapping.

2.  Sequence definition report describing the mapping of the transcription initiation sites, locus cloning, sequencing, and sequence alignment across ***.

Q2-Q4 2003 (Sangamo specific activities and costs)

1.              Report on ZFP cell screening and optimization of hits.

2.               *** analysis report with the *** on two cell lines (to be agreed upon) showing sufficient specificity.

3.               Activity report of PLN showing down-regulation of PLN in cell culture using two cell lines (to be agreed upon).

4.               Master research banks for *** and control transgene (bgal-GFP) make both viral vector and plasmid constructs — for each supply a narrative on the method of construction, map, and sequences of transgene, testing and qualification (non-GLP), and 20 vials for each bank.

5.               Lots for early animal testing for *** and control transgene (bgal-GFP) make two lots of both *** and *** constructs — ***.

6.               *** development report describing methods and supporting data for analysis of PLN *** in cell culture and animal tissue (mouse, rat, rabbit, and/or pig).  This will include sufficient detail to be able to duplicate the procedure including ***, controls, and specific methodology.

*** Certain information on this page has been omitted and filed separately with the Commission pursuant to a request for Confidential Treatment.